Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Elite Books Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated July 7, 2014, with respect to the financial statements of  Elite Books Inc. in its registration statement Form S-1 relating to the registration of 3,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

St. Louis Park, Minnesota
July 11, 2014

1660 Highway 100 South
Suite 500
St. Louis  Park, MN  55416
630.277.2330